UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2016

METABOLIX, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
(a) On December 21, 2016, the Company held a Special Meeting of its stockholders (the “Special Meeting”).
(b) At the Special Meeting, of the 28,342,625 shares of the Company’s common stock entitled to vote, 22,256,001 shares were represented at the meeting in person or by proxy, constituting a quorum. The voting results relating to the amendments to the Company’s 2014 Stock Option and Incentive Plan (the “2014 Plan”) are as set forth below. This proposal is described in further detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2016 (the “Proxy Statement”).
The stockholders approved a proposal authorizing amendments to the 2014 Plan to increase the number of shares authorized for issuance thereunder by 5,833,334 shares and to increase certain limits on individual awards under the 2014 Plan.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
21,255,575	986,127	14,299	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METABOLIX, INC.

Date: December 21, 2016	By:	/s/ Charles B. Haaser
Charles B. Haaser
Chief Accounting Officer